REPORT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS
ON INTERNAL CONTROL STRUCTURE
Shareholders and Board of Trustees
Professionally Managed Portfolio
New York, New York
In planning and performing our audit of the
financial statements of Titan Financial Services
 Fund, a series of shares of Professionally Managed
Portfolios, for the period ended April 30, 2001,
 we considered its internal control structure,
 including procedures for safeguarding securities,
in order to determine our auditing procedures for
 the purpose of expressing our opinion on the
financial statements and to comply with the
 requirements of Form N-SAR, not to provide
 assurance on the internal control structure.
The management of the Fund is responsible for
 establishing and maintaining an internal
control structure. In fulfilling this responsibility,
 estimates and judgments by management are
 required to assess the expected benefits and
related costs of internal control structure policies
and procedures.   Two of the objectives of an
 internal control structure are to provide management
 with reasonable, but not absolute, assurance that
assets are safeguarded against loss from
 unauthorized use or disposition, and that
transactions are executed in accordance with
management's authorization and recorded
properly to permit preparation of financial
 statements in conformity with generally accepted
 accounting principles.
Because of inherent limitations in any internal
control structure, errors or irregularities may
 occur and not be detected.   Also, projection of
any evaluation of the structure to future periods
 is subject to the risk that it may become
 inadequate because of changes in conditions or
 that the effectiveness of the design and operation
 may deteriorate.
Our consideration of the internal control structure
 would not necessarily disclose all matters in the
internal control structure that might be material
 weaknesses under standards established by the
American Institute of Certified Public Accountants.
A material weakness is a condition in which the design
 or operation of the specific internal control structure
elements does not reduce to a relatively low level the
 risk that errors or irregularities in amounts that would
 be material in relation to the financial statements
being audited may occur and not be detected within
 a timely period by employees in the normal course
 of performing their assigned functions.   However,
we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of April 30, 2001.
This report is intended solely for the information
 and use of management and the Securities and Exchange Commission, and should not be used for any other purpose.
TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
June 14, 2001